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                                                                  Exhibit 99.(j)


            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated November 18, 2005 and December 9, 2005 in the Registration Statement (Form N-1A) of First American Investment Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 79 under the Securities Act of 1933 (Registration No. 033-16905) and Amendment No. 79 under the Investment Company Act of 1940 (Registration No. 811-05309).


                                         /s/Ernst & Young, LLP

Minneapolis, MN
December 21, 2005